EXHIBIT 10.16

August 29, 2015

Don Grede

2549 Cowley Dr

Lafayette, CO 80026

Dear Don,

We are pleased to extend you a full time offer to join Aquarius Cannabis, Inc. in the role of Executive Vice President, Chief Capital Officer effective September 1, 2015. Your duties and responsibilities are outlined in the attached job description. This letter confirms the terms of your employment.

Your base cash compensation will be $90,000 per annum, payable semi-monthly in arrears. As additional base compensation, you will earn 312,000 shares of common stock per annum, payable in regular, quarterly issuances.

In addition to your base compensation you will be eligible for an annual discretionary equity bonus of up to 537,600 shares of common stock, which is approximately 80% of the present value of your total base compensation (cash + shares). Both the amount of bonus (including the possibility of no bonus being issued) and the timing of payment will be at the sole discretion of the CEO.

A monthly stipend will be paid to you in the amount of $500.00 to cover insurance benefits programs not offered by our company at this time. When insurance group plans are established, you will be given the option to enroll in these benefit plans and the cash stipend will be discontinued.

Finally, during the first year (365 days) of your employment you are eligible for 4 weeks of paid vacation, 5 sick days, and 2 personal days off of work.

This offer is further contingent upon the understanding that (1) your joining our Company will not violate any agreement to which you are or have been a party and that you will have obtained a satisfactory disposition of any restrictions you may have on your activities with your current or former employer(s) as determined by the Company; (2) you will neither use nor disclose to our Company any confidential or proprietary information obtained from a third party prior to your joining our Company; and (3) you will comply with all applicable Company policies and professional standards of our Company. Your employment with Aquarius Cannabis, Inc. is "at will," meaning it is terminable at any time by either you or Aquarius Cannabis, Inc.

You will be required to sign official legal documents covering various conditions of employment including but not limited to confidentiality, non-disclosure, non-solicitation, non-compete and an intellectual property agreements to which you will be subject. Signing this letter will complete your initial acceptance of our offer and confirms that you have read, understood and will comply with the provisions outlined. If the documents referenced in this paragraph are not signed within 5 business days of when they are requested by the company your employment will be terminated.

Offer of Employment Letter: Don Grede

In keeping with the US Immigration and Control Act of 1986, we are required to establish the employment authorization and identity of each person we hire, and we must complete an I-9 form for each employee within 72 hours of start date. In order to comply; you will need to bring the appropriate documentation on your first day of employment. Photocopies of the documents will be made and originals will be returned to you the same day.  Also, expired documents will not be accepted.

During your employment or upon your release or resignation, you agree not to release, retain, copy or utilize in any manner any confidential, privileged, or proprietary information or property of Aquarius Cannabis or its clients. All discoveries, inventions, or techniques developed in the course of your employment belong to Aquarius Cannabis and will be disclosed and assigned to Aquarius Cannabis by you.

I look forward to having you on board as an official employee of Aquarius Cannabis.

Very truly yours,

/s/ Michael Davis Lawyer
Michael Davis Lawyer,
CEO

Acknowledged:

/s/ Don Grede	8/30/2015
Don Grede (Signature)	Date

Offer of Employment Letter: Don Grede

Job Description

Job Title: Executive Vice President and Chief Capital Officer	Date Created: August 27, 2015
Reports To: CEO, COO, Board of Directors	Date Approved: 8/29/2015
Direct Reports: Consulting CFO Capital Formation Team	FLSA Status: Exempt

Primary Purpose of Position:

Fund the Army of Aquarius Cannabis

Is the most senior staff position responsible for raising capital and managing cash flow within the organization. The CCO identifies sources of capital, develops relationships with the decision makers, and and closes the capital required to fund the CEO’s strategic plans and COO’s operational plans. The CCO is responsible for creating and maintaining an extensive network of potential investors, with a focus on institutional investors. The CCO is responsible for creating and maintaining a favorable corporate image within the investor communities in his network.

Essential Job Responsibilities and Tasks:

In the capacity of Chief Capital Officer:

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Work with CEO to develop financial structuring and capital raising strategies

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Work with COO to understand operational activities, progress, and capital needs in order to communicate accurately and succinctly with investor groups

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Evaluate the cash flow needs of the company, and accurately determine timelines and milestones for raising additional capital

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Establish and nurture relationships with various capital groups, including venture capital groups, private equity funds, institutional investment groups, angel investors, and debt financiers

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Lead the company in sourcing and closing the capital required for company growth

Offer of Employment Letter: Don Grede

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Create exposure for and improve Company profile amongst relevant investor communities

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Maintain on-going relationships with current investors thereby increasing investors’ confidence for continued, on-going and potentially larger investments

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Present vision of the corporation and investment opportunity at public or private events

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Work with Chief Financial Officer and Controller to monitor cash flow and expenditures

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Work with COO to ensure capital deployment is optimized

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Make executive cash flow management decisions on an on-going basis, until such time an internal, full-time CFO is hired

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Identifies, investigates and brings forward to the BOD possible candidates for acquisition

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Performs other job-related duties as required

Explicit Authority

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Final authority on capital raising strategy

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Final authority on equity pricing

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Final authority on cash flow management choices

Reporting and Accountability

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Accountable to the CEO and COO

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Monthly reporting to COO

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Quarterly and Yearly reporting to CEO and Board of Directors

Qualifications: To perform this job satisfactorily, an individual must be able to perform each duty and responsibility satisfactorily.  The qualifications and requirements listed below are representative of the education, experience, knowledge, skills, abilities, and physical demands required. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

Education:

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Bachelor’s Degree required:  Finance, Accounting, Business, Marketing or similar degree

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Master’s Degree preferred: MBA

Experience:

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10 years plus experience in startups and raising investment capital

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3 or more years’ experience in operations, marketing or sales

Offer of Employment Letter: Don Grede

Skills/License/Certification Requirements:

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Knowledgeable in investment capital and funding a business (private and institutional investments)

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Knowledgeable about finances, accounting, budgeting, business incorporation, return on investments and business tax implications

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Knowledgeable about when to use external advisors such as attorneys, CPA’s etc.

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Knowledgeable about investments and return on investments

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Skilled in persuading and selling the investment value proposition

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Skilled at sales and representing the company publically to broad public-interest audiences

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Knowledgeable of state and regulatory requirements for medical and recreational marijuana

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Skilled at understanding operations, sales, and marketing

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Skilled at networking, persuading and selling

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Exceptional written and oral communication skills

Physical Demands & Working Conditions:

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Requires travel up to 65% of the time

Acknowledgement:

This job description does not list all the duties of the job.  You may be asked by management to perform other duties.  You will be evaluated, in part, based upon your performance of the responsibilities listed in this job description.

Management has the right to revise this job description at any time. The job description is not a contract for employment.

/s/ Don Grede	8/30/2015
Employee’s Signature	Date

/s/ Michael Davis Lawyer	8/29/2015
Company Representative’s Signature	Date